SCHEDULE 14A INFORMATION



Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


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                             Foxmoor Industries Inc.
                (Names of Registrant as Specified in Its Charter)


                         General Pacific Capital, Inc.
    (Names of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                 PRESS RELEASE
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FOR IMMEDIATE RELEASE
FRIDAY, JUNE 6, 1997

               FOXMOOR INDUSTRIES, LTD. BOARD MEMBER RESIGNS AND
                  ENDORSES GENERAL PACIFIC SLATE OF DIRECTORS

DENVER CO - General Pacific Capital Inc. said today that Mr. Robert F. Winkeljohn advised them that he has resigned as a member of the Board of Directors of Foxmoor Industries, Ltd. and will not stand for election to the Board of Directors at the upcoming annual meeting of shareholders on June 16, 1997. The reason given for resignation was concern over the lack of communication between Foxmoor's management and the Board of Directors. Mr. Winkeljohn has agreed to endorse the General Pacific slate of directors. In addition, General Pacific has retained Mr. Winkeljohn as an advisor.


CONTACT:  John Lefebvre at (303) 457-2852

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